UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 18, 2009

INVESTORS HERITAGE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

KENTUCKY	0-1999	61-6030333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Capital Avenue Frankfort, Kentucky	40601
(Address of principal executive offices)	(Zip Code)

(502) 223-2361

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 18, 2009, the Audit Committee of Investors Heritage Capital Corporation concluded that we must restate certain prior period consolidated financial statements to correct a clerical error dating to 1998. We will restate our consolidated financial statements for the year ended December 31, 2008 (and comparative prior year) and for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, and we will file amended reports with respect to such consolidated statements with the Securities and Exchange Commission.  The Audit Committee reached this conclusion after discussions with our Chief Financial Officer and other members of our accounting office.  We are restating the consolidated financial statements to correct a clerical error in the calculation of insurance reserves on certain types of life policies, principally certain reduced paid-up and extended term life policies and policy riders.  This clerical error, which originated in 1998, has resulted in an understatement in our consolidated financial statements of benefit reserves, related reinsurance recoverable, and the related deferred income tax asset.

We will restate retained earnings in our consolidated balance sheets, effective January 1, 2007, to reflect the recognition of the prior period cumulative effect of the error, net of the related reinsurance recoverable and related deferred income tax asset.  We will also record changes in the additional insurance reserves, related reinsurance recoverables and related deferred income tax asset in the consolidated financial statements for the periods identified above.  These changes will result in an increase in net loss for 2008 and a reduction in net income for 2007 and the cumulative changes will result in a reduction in stockholders' equity at December 31, 2008 and 2007.  These changes will also have an effect on previously disclosed data relative to cash flows, income taxes and segment information.  Additionally, these changes will reduce retained earnings for each of the three quarters in 2009, will increase the net loss for the first and second quarters in 2009, and will reduce net income for the third quarter of 2009.

As a result, we intend to file a Form 10-K/A for the fiscal year ended December 31, 2008 and a Form 10-Q/A for each of the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 restating the consolidated financial statements to correct the items disclosed above.  Accordingly, the previously filed financial statements on Form 10-K for the year ended December 31, 2008 and the report of independent registered public accounting firm thereon, and the interim condensed consolidated financial statements on Form 10-Q for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009, should not be relied upon.

We have discussed the conclusions disclosed in this Form 8-K with our independent registered public accounting firm, Ernst & Young LLP.

In view of these restatements for the respective periods referenced above, we have concluded that we did not maintain effective internal controls over financial reporting in determining our insurance reserves for a limited block of our life policies and, as a result, a material weakness existed in our internal control over financial reporting relative to this portion of insurance reserves.  We have implemented a new procedure to improve the control processes.  Specifically, we have instituted a control whereby key personnel involved in our financial reporting process review system reserve runs by plan code to confirm that our life insurance plans contain an appropriate insurance reserving code.  We have implemented this corrective action, which we believe will remedy the identified deficiencies in our internal controls over financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS HERITAGE CAPITAL CORPORATION

Date: December 22, 2009	By:	/s/ Harry Lee Waterfield II
Harry Lee Waterfield II President